UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 3, 2009, Powerwave Technologies, Inc. (the “Company”) entered into a Credit Agreement by and among the Company, the several lenders named therein as “Lenders” from time to time (the “Lenders”) and Wells Fargo Foothill, LLC, as arranger and administrative agent (“Wells Fargo”) for the Lenders (the “Credit Agreement”).

Pursuant to the Credit Agreement, the Lenders will make available to the Company a senior secured credit facility in the form of a revolving line of credit up to a maximum of $50.0 million (the “Facility”). The Facility is secured by a first priority security interest on a majority of the Company’s assets, including without limitation, all accounts, equipment, inventory, chattel paper, records, intangibles, deposit accounts, cash and cash equivalents and proceeds of the foregoing. The Credit Agreement expires on August 15, 2011. Any unused portions of the Facility will be subject to unused Facility fees and in the event the Company terminates the Credit Agreement prior to its expiration, the Company will be required to pay the Lenders a termination fee.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates of the Company. The Credit Agreement also includes financial covenants including minimum EBITDA and maximum capital expenditures.

The Company may use borrowings under the Credit Agreement for working capital and for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 – Termination of a Material Definitive Agreement.

On April 3, 2009, in connection with entering into the Credit Agreement referenced above, the Company terminated that certain Revolving Trade Receivables Purchase Agreement by and among the Company, Powerwave Comtek, Inc., Powerwave Technologies Sweden AB, the several banks and other financial institutions named therein as “Purchasers” from time to time (the “Purchasers”) and Deutsche Bank AG, New York Branch, as Administrative Agent (the “Receivables Purchase Agreement”) as amended on May 15, 2008 (collectively, the “Amended Receivables Purchase Agreement”).

The Amended Receivables Purchase Agreement provided for a receivables sales facility pursuant to which certain trade receivables could be sold to a group of banks, which group included Deutsche Bank AG, New York Branch. The outstanding amount of trade receivables sold under the receivables facility could not exceed $65.0 million at any given time.

As of the date of termination, the Company did not have any borrowings outstanding under the Amended Receivables Purchase Agreement. In addition, the Company did not incur any early termination penalties in connection with the termination of the Amended Receivables Purchase Agreement.

The foregoing description of the Amended Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Receivables Purchase Agreement, a copy of which was filed as Exhibit 10.61 to the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 10, 2007 and the Amendment Agreement, a copy of which was filed as Exhibit

10.61.1 to the Company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 8, 2008.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Credit Agreement described in Item 1.01 constitutes the creation of a direct financial obligation. The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this report.

Exhibit Number	Description
10.1	Credit Agreement dated April 3, 2009 by and among Powerwave Technologies, Inc., as borrower, the lenders that are signatories and Wells Fargo Foothill, LLC, as arranger and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated April 3, 2009 by and among Powerwave Technologies, Inc., as borrower, the lenders that are signatories and Wells Fargo Foothill, LLC, as arranger and administrative agent..

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